UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

August 27, 2010

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Repurchase of Common Stock

El Paso Electric Company (“EE”) today filed its financial report for the quarter ended June 30, 2010 with the Federal Energy Regulatory Commission (“FERC”) on Form 3-Q. In its Form 3-Q, EE disclosed that, during the period from August 6, 2010 to August 25, 2010, it repurchased approximately 756,000 shares of its common stock at an aggregate cost of approximately $17.2 million, including commissions, pursuant to a stock repurchase program previously approved by its Board of Directors in February 2010. EE disclosed that, as of August 25, 2010, approximately 942,000 shares remain authorized to be repurchased under the currently authorized program. EE may in the future make additional purchases of its common stock pursuant to this stock repurchase program at open market prices and may engage in private transactions, where appropriate. EE does not undertake to update its disclosure regarding the number of shares purchased pursuant to its stock repurchase plan except as part of its quarterly and annual filings with the Securities and Exchange Commission and the FERC or as otherwise required by law.

Palo Verde Spent Nuclear Fuel and Waste Disposal Litigation with the DOE

As previously disclosed, pursuant to the Nuclear Waste Policy Act of 1982, as amended in 1987 (the “Waste Act”), the DOE is legally obligated to accept and dispose of all spent nuclear fuel and other high-level radioactive waste generated by all domestic power reactors. In accordance with the Waste Act, the DOE entered into a spent nuclear fuel contract with EE and all other participants in Palo Verde Nuclear Generating Station (“Palo Verde”). The DOE has previously reported that its spent nuclear fuel disposal facilities would not be in operation in the near future. In November 1997, the United States Court of Appeals for the District of Columbia Circuit issued a decision preventing the DOE from excusing its own delay but refused to order the DOE to begin accepting spent nuclear fuel. As previously disclosed, EE cannot predict when spent fuel shipments to the DOE will commence.

EE has incurred, and expects to continue to incur, significant costs for on-site spent fuel storage during the life of Palo Verde that EE believes are the responsibility of the DOE. These costs are assigned to fuel and are amortized as that fuel is burned until an agreement is reached with the DOE for recovery of these costs. In December 2003, APS, in conjunction with other nuclear plant operators, filed suit against the DOE on behalf of the Palo Verde participants to recover monetary damages associated with the delay in the DOE’s acceptance of spent fuel. APS pursued a damages claim for costs incurred through December 2006 in a trial that began on January 28, 2009. On June 18, 2010, the court awarded APS and the other Palo Verde participants approximately $30 million. EE’s share of this amount is approximately $4.8 million.

On August 24, 2010, APS informed EE that the DOE did not appeal the court’s decision within the time allowed for appeal. APS, on behalf of the Palo Verde participants, also decided not to appeal and allowed the court’s decision to stand. Therefore, within the next 30 to 45 days, APS will be executing the judgment, and the Palo Verde participants collectively will receive approximately $30 million. EE does not anticipate that the collection of its share of the judgment of approximately $4.8 million will have a material impact on its earnings or financial position for the third quarter of 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

El Paso Electric Company

By:	/s/ DAVID G. CARPENTER
Name:	David G. Carpenter
Title:	Senior Vice President and Chief Financial Officer

Dated: August 27, 2010

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